As filed with the Securities and Exchange Commission on October 8, 1996
                          Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3


                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933


                                USF&G CORPORATION
             (Exact name of registrant as specified in its charter)

Maryland                                                              52-1220567
(State or other jurisdiction                                    (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              John A. MacColl, Esq.
                     Senior Vice President - General Counsel
                                USF&G Corporation
                                100 Light Street
                            Baltimore, Maryland 21202
                                 (410) 547-3000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                               Approximate date of commencement
of proposed sale to the public:
               From time to time after the effective date of this
                Registration Statement as determined in light of
                       market conditions and other factors

       If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /XX/

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /xx/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/-----/  -----

         If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /____/ _____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
/-----/   -----

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE


Title of Securities to      Amount to be         Proposed maximum       Proposed maximum          Amount of
     be registered           registered         offering price per     aggregate offering      registration fee
                                                      share                  price

Common Stock              2,000,000 shares           $18.375             $36,750,000.00           $11,136.00
 (par  value  $2.50 per
share)

* Calculated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of USF&G Corporation
Common Stock reported on the New York Stock Exchange on October 3, 1996 (i.e.,
$18.375). Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included in this Registration Statement also relates to 386,127 shares of unsold Common Stock registered under Registration Statement No. 33-
21132.

         This filing contain 25 sequentially numbered pages. Exhibit index appears on page II-1.

                                USF&G CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                                  COMMON STOCK
                                ($2.50 par value)

         USF&G Corporation (the "Corporation") is offering to its Common Stockholders and other first-time investors the opportunity to purchase shares of its Common Stock, $2.50 par value ("Common Stock"), pursuant to the Corporation's Dividend Reinvestment and Stock Purchase Plan ("Plan"). The Plan provides investors with a convenient method to purchase or sell shares of Common Stock. Purchases can be made through optional cash payments and by reinvesting cash dividends in additional shares of Common Stock.

         Shares of Common Stock required for the Plan may, as the option of the Corporation, be purchased on the open market, or be issued from authorized but unissued shares of Common Stock of the Corporation. Shares of Common Stock purchased on the open market will be sold to participants at the average price of such shares purchased on behalf of Plan participants on the Investment Date (as defined herein) for such shares. Shares of Common Stock purchased directly form the Corporation will be issued and sold at a price equal to the closing price as reported on the New York Stock Exchange's composite transactions on such Investment Date.

                Outstanding shares of the Corporation's Common Stock are listed on the New York Stock Exchange under the trading symbol "FG", and shares of Common Stock received pursuant to the Plan also will be so listed. On October 3, 1996 the closing price of the Corporation's Common Stock, as reported by the New York Stock Exchange, was $18.50 per share. The Prospectus relates to 4,500,000 shares of Common Stock offered for purchase under the Plan, approximately 2,113,873 of which have been purchased by participants prior to the date hereof. It is recommended that this prospectus be retained for future reference.




          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
             ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is October 8, 1996.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
             BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH
           CAROLINA NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY
                         OR ADEQUACY OF THE PROSPECTUS.



                No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Corporation or any underwriters, agents or dealers. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Corporation and its subsidiaries since the date hereof or that the information contained herein is correct at any time subsequent to the date hereof.



                              AVAILABLE INFORMATION

         The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). This Prospectus contains information concerning the Corporation but does not contain all of the information set forth in the Registration Statement and exhibits thereto which the Corporation has filed with the Commission under the Securities Act of 1933 (the "Securities Act"). Such reports, proxy and information statements, Registration Statement and exhibits and other information filed by the Corporation with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth St., N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such reports, proxy and information statements, Registration Statement and exhibits and other information concerning the Corporation can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                The Corporation hereby incorporates by reference in this Prospectus its (1) Annual Report on Form 10-K for the year ended December 31, 1995, (2) Quarterly Report on Form 10-Q for the three months ended March 31, 1996, (3) Quarterly Report on Form 10-Q for the six months ended June 30, 1996,
(4) Current Report on Form 8-K filed on July 24, 1996, (5) Definitive Proxy Statement filed March 31, 1996, and (6) the description of the Corporation's Common Stock and Shareholder Rights Plan contained in its Registration Statements filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions.

                All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                The Corporation will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: USF&G Corporation, 100 Light Street, Baltimore, Maryland 21202, Attention: John F. Hoffen, Jr., Secretary, telephone (410) 547-3000.

                                 THE CORPORATION

         USF&G is a holding company whose principal subsidiaries are engaged in writing property/casualty insurance and life insurance/annuities. Property/casualty insurance is written primarily by United States Fidelity and Guaranty Company, founded in 1896, and is sold through independent agents supported by the Company's underwriting, marketing, administrative and claim services offices located throughout the United States. Life insurance and annuities are written primarily by Fidelity and Guaranty Life Insurance Company, founded in 1959, and are sold throughout the United States through independent agents, managing general agents and regional and national securities brokerage firms. The Corporation is incorporated in Maryland, and its principal executive office is located at 100 Light Street, Baltimore, Maryland 21202, telephone
(410) 547-3000.


                                 USE OF PROCEEDS

         The Corporation does not know the number of shares of Common Stock that will ultimately be purchased pursuant to the Plan, the extent to which shares will be purchased directly from the Corporation rather than in the open market, or the prices at which such shares will be purchased. The proceeds from purchases of Common Stock directly from the Corporation under the Plan will be used for general corporate purposes.

        DESCRIPTION OF THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         The following, in question and answer format, are the provisions of the
Plan:

1.       What is the purpose of the Plan?

         The Plan provides investors with a convenient method to purchase and sell shares of Common Stock. The Plan also provides a means of automatically reinvesting cash dividends in additional shares of Common Stock.

2.       What are the advantages of the Plan?

         Interested investors who are not shareholders of record of the Corporation's Common Stock may become participants in the Plan by making an initial cash investment of at least $250. Participants in the Plan may make additional investments in the Corporation's Common Stock through optional cash purchases, subject to a minimum investment of at least $50 per investment. Participants do not pay charges for brokerage commissions or fees on purchases of Common Stock through the Plan. In no event may optional cash purchases exceed $10,000 for any participant in any one quarterly dividend period (i.e., the three month periods ending January 31, April 30, July 31 and October 31).

         Participants may reinvest dividends on all or a designated number of shares of the Corporation's Common Stock they own without any charges for brokerage commissions or fees.

         Full investment of funds is possible since purchase of fractions of shares, as well as full shares, is permitted, and dividends on fractions will be reinvested.

         Safekeeping of shares and recordkeeping are simplified through the free custodial service and reporting provisions of the Plan.

3.       What are the disadvantages of the Plan?

         Since shares of Common Stock are purchased under the Plan only on specified Investment Dates and are sold under the Plan on dates determined by the Administrator or its representative upon processing a participant's request for sale, participants have no control over the prices at which shares of Common Stock are purchased or sold for their accounts and bear the risk of fluctuations in the market price of the Common Stock.

4.       Who is the Plan Administrator?

         The Bank of New York ("BNY") has been designated by the Corporation to administer the Plan for participants, maintain records, send statements of account to participants and perform other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of BNY (or its nominee), as agent for each participant in the Plan, and will be credited to the accounts of the respective participants. As record holder of the shares held in participants' accounts under the Plan, BNY will receive dividends on all such shares held on the dividend record date, will credit such dividends to participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends in additional shares of the Corporation's Common Stock.

5.       Who is eligible to participate?

         Any person or entity is eligible to enroll in the Plan provided that they satisfy the enrollment procedures described below under question 6 "How does an eligible prospective participant enroll" and in the case of citizens or residents of a country other than the United States, its territories, and possessions, the Corporation determines, in its sole discretion, participation is reasonably practicable and does not violate foreign or domestic laws applicable to the Corporation or the prospective participant.

6.       How does an eligible prospective participant enroll?

         After being furnished with a copy of this prospectus, eligible applicants may join the Plan by completing and signing an enrollment form and returning it to BNY. In order to participate in the Plan, an applicant must either deposit one or more share certificates with BNY for safekeeping, elect to reinvest cash dividends paid on one or more whole shares of Common Stock, or make an initial investment. Current record stockholders should be sure to sign their names on the enrollment form exactly as they appear on their certificates. Non-stockholders must include a minimum initial investment of at least $250 (and not more than $10,000) with their completed enrollment form. A beneficial owner of shares of Common Stock registered in the name of someone else (for example, a bank or broker) may participate directly in the Plan by having some or all of such shares re-registered in such beneficial owner's name.

         Enrollment forms will be processed as promptly as practicable. Participation in the Plan will begin after the properly completed enrollment form has been reviewed and accepted by BNY. Completed enrollment forms should be sent to The Bank of New York, P.O. Box 1958, Newark, New Jersey 07101-9774.
BNY may also be reached on a toll free number at 1-800-524-4458.

         A broker or nominee may participate in the Dividend Reinvestment feature of the Plan on behalf of beneficial owners. See Question 7 below.

7.       What does the Enrollment Form provide?

         The enrollment form appoints BNY agent for each participant and directs BNY to apply cash dividends and any optional cash payments a participant might make to the purchase of additional shares in accordance with the terms of the Plan.

         The enrollment form allows each participant to indicate how the participant wishes to participate in the Plan by checking the appropriate box. A participant may indicate whether the participant wants to reinvest dividends paid on all or only a designated number of shares of the Corporation's Common Stock registered in the participant's name. Under either of these options, the participant may also make purchases of Common Stock through optional cash payments. In addition, a participant may indicate that the participant wishes to participate in the Plan only through making optional cash payments, in which case dividends on shares of Common Stock registered in the participant's name will not be reinvested under the Plan. Regardless of the method of participation chosen, dividends received on shares of Common Stock registered in the name of BNY (or its nominee), as agent for participants under the Plan, will be reinvested by BNY in additional shares of Common Stock.

         A participant may change his election by written notice to BNY at the address set forth on the back cover of this prospectus.

         If you have your shares in "street name," you may ask your broker or nominee to participate in the Plan on your behalf. In such cases, your participation may be on terms and conditions that differ from those contained in this prospectus and BNY will not have a record of your account.

8. What is the source of the Corporation's Common Stock purchased under the Plan?

         Shares of Common Stock will be, at the Corporation's discretion, purchased either directly from the Corporation's unissued shares or on the open market, or by combination of the foregoing.

9.       What will be the price of Common Stock purchased under the Plan?

         The price of newly issued shares of the Corporation's Common Stock purchased by each participant with reinvested dividends or optional cash payments will be 100% of the average of the high and low sales prices of the shares on the relevant Investment Date (as defined in Question 11), or on the day on which shares were traded immediately preceding the Investment Date (if shares are not traded on that date), based on the reported prices as shown in a summary of composite transactions in stocks listed on the New York Stock Exchange.

         In the case of purchases of the Corporation's Common Stock on the open market, the average price will be the weighted average purchase price of shares purchased for the relevant Investment Date (See Question 11).

         Neither the Corporation nor any participant shall have any authority or power to direct the time or price at which shares may be purchased, or the selection of the broker or dealer through or from whom purchases are to be made.

10.      How many shares will be purchased for Participants?

         The number of shares to be purchased depends on the amount of a participant's dividends to be reinvested, any optional cash payments and the price of the shares. Each participant's account will be credited with the number of shares, including fractional shares computed to three decimal places, equal to participant's total amount to be invested divided by the purchase price per share.

11.      When are the funds invested?

         Dividend payments and optional cash payments will be invested by the Corporation within 35 days following receipt, except as provided by law. No interest will be paid on funds held by the administrator pending investment in the Plan.

         Funds invested from dividend payments normally are invested on the dividend payment date. Funds derived from optional cash payments are normally accumulated by The Bank of New York for that calendar month and then are invested on the relevant Investment Date.

         The Investment Date in any month in which a dividend is paid is the dividend payment date and in any other month, the last business day of such month. Common stock dividend payment dates usually fall on the last business day of January, April, July and October.

12.      When does dividend reinvestment begin?

         If the enrollment form is received by BNY on or prior to the record date for a dividend payment, reinvestment of dividends with respect to shares registered in the participant's name or transferred to BNY, will begin with that dividend payment date. If the enrollment form is received after a record date, reinvestment of dividends with respect to such shares will begin with the dividend payment following the next record date. Reinvestment of dividends with respect to shares purchased through optional cash payments will begin with the dividend payment date next following the Investment Date with respect to such shares. (See Question 13 below concerning investment of optional cash payments.)

13.      Who will be eligible to make optional cash payments?

         Investors who have submitted a signed enrollment form, whether or not they have authorized the reinvestment of dividends, are eligible to make optional cash payments. BNY will apply any optional cash payment received from a participant before an Investment Date to the purchase on such date of shares of the Corporation's Common Stock for the account of the participant. Any optional cash payment received after an Investment Date will be applied on the next succeeding Investment Date. While optional cash payments may be made at any time, since no interest will be paid on such payments, the Corporation recommends that they be sent so as to be received at least five days before an Investment Date. Optional cash payments received by BNY will be returned to a participant upon written request received by BNY at least 48 hours prior to the Investment Date.

         An initial cash payment may be made by a participant when enrolling by enclosing a check or money order with the enrollment form in the envelope provided. Checks or money orders should be drawn on a U.S. bank and made payable to "BNY-USF&G". Thereafter, optional cash payments may be made through the use of a cash payment form which will be attached to each participant's statement of account.

         Brokers or nominees participating on behalf of beneficial owners cannot utilize the optional cash payment provision of the Plan.

14.      What are the limitations on making optional cash payments?

         The option to make cash payments is available at any time. The same amount of money need not be sent each month and a participant is under no obligation to make an optional cash payment in any month. Each optional cash payment must be at least $250 for the initial investment by an investor not then a shareholder, and thereafter any further optional cash payments are subject to a minimum investment of at least $50 per investment. In no event may optional cash payments exceed $10,000 for any participant in any one quarterly dividend period (i.e., the three month periods ending January 31, April 30, July 31 and October 31).

15.      Will certificates be issued for shares purchased?

         Unless requested by a participant, certificates for shares purchased under the Plan will not be issued. All shares purchased will be held in the name of BNY or its nominee for the benefit of participants. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.

         Certificates for any number of whole shares credited to your account under the Plan will be issued without charge upon receipt of your written request or of your withdrawal from the Plan. Any remaining full shares and fractional interests will continue to be credited to your account. Certificates representing fractional interests will not be issued under any circumstances.

         Each account under the Plan will be maintained in the name provided by the participant in the enrollment form. A participant who wishes to pledge shares credited to such participant's Plan account must first withdraw such shares from the account.

16.      What kind of reports will be sent to participants in the Plan?

         Each participant will receive a statement of account for each month in which a purchase or reinvestment was made. Each statement will contain the date of the purchase or reinvestment, the amount of any optional cash investment or dividend reinvestment, the purchase price per share, the number of shares acquired, the number of shares held after such acquisition and other pertinent information. These statements will provide a record of the cost of purchases under the Plan and should be retained for income tax purposes. In addition, each participant will receive the same communications sent to all stockholders.

         Each participant will receive annually information on IRS Form 1099 for reporting dividend income received.

17.      Will participants be credited with dividends on fractions of shares?

         Yes. Dividends with respect to fractions of shares, as well as whole shares, will be credited to the participant's account and reinvested in additional shares.

18.      How does a participant withdraw from the Plan?

         In order to withdraw from the Plan, a participant must notify BNY in writing that he wishes to withdraw. A transaction request will be provided each quarter at the bottom of information statement furnished to each participant which can be used for these purposes. This notice should be mailed to BNY at the address set forth in Question 6.

         When a participant withdraws from the Plan (or upon termination of the Plan by the Corporation), a certificate for whole shares held for a participant will be sent to the participant with a cash payment for any fraction of a share less any brokerage commissions and any other costs of sale. Such cash payment will be based on the closing price of the Corporation's Common Stock on the business day the request is received by BNY (or the date of termination of the Plan by the Corporation) as shown in a summary of composite transactions in stocks listed on the New York Stock Exchange.

         Upon withdrawal of participation in the Plan, or termination of the Plan, a participant may also request BNY to sell all or a part of the whole shares credited to the participant's account under the Plan. The sale of shares on behalf of a participant who withdraws participation will be effected as soon as possible. The proceeds of such a sale, less any applicable brokerage commissions, any other costs of sale and transfer taxes will be remitted to the participant.

19.       When does a withdrawal from the Plan become effective?

         A participant may submit a notice of withdrawal at any time. To be effective on any given dividend payment date, instructions must be received by BNY before the record date for that payment. If a notice of withdrawal is received by BNY on or after the record date for a dividend payment, such notice of withdrawal may not become effective until such dividend has been reinvested and the shares purchased are credited to the participant's account under the Plan. BNY, in its sole discretion, may either pay such dividend in cash or reinvest it in shares on behalf of the withdrawing participant. In addition, any optional cash payments which are sent to BNY prior to a request to withdraw will be invested on the next Investment Date unless return of the amount is expressly requested in the request to withdraw and such request is received at least two business days prior to such Investment Date.

20. Will dividends on shares withdrawn from the Plan continue to be reinvested?

         If the participant has elected "Full Dividend Reinvestment", cash dividends with respect to shares withdrawn from a participant's account will continue to be reinvested so long as the participant remains the holder of record of such shares. If, however, a participant has elected dividend reinvestment with respect to only part or none of the shares registered in the participant's name, BNY will continue to reinvest dividends on only the number of shares specified by the participant on the enrollment form unless a new enrollment form specifying a different number of shares is delivered.

21. What happens if the Corporation declares a stock split or stock dividend?

         Any dividend payable in stock, or split shares distributed by the Corporation on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant.


22.      How will a participant's shares be voted at stockholders meetings?

         Full shares held under the Plan may be voted in person or by the same proxy as the shares registered in the participant's own name. If no shares are registered in a participant's own name, a proxy will be solicited for any full shares held under the Plan.

23. What are the Federal income tax consequences of participation in the Plan?

         Reinvested Dividends. In the case of reinvested dividends when BNY acquires shares for a participant's account directly from the Corporation, the participant must include in gross income a dividend equal to the number of shares purchased with the participant's reinvested dividends multiplied by the fair market value of the Corporation's Common Stock on the relevant dividend payment date. The participant's basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

         Alternatively, when BNY purchases Common Stock for a participant's account on the open market with reinvested dividends, a participant must include in gross income a dividend equal to the actual purchase price to BNY of the shares plus that portion of any brokerage commissions paid by the Corporation which are attributable to the purchase of the participant's shares. The participant's basis in those shares will be equal to their purchase price plus allocable brokerage commission.

         Optional Cash Payments. In the case of shares purchased directly from the Corporation with optional cash investments, the participant's basis in the shares acquired with optional investments will be the fair market value of the shares on the date purchased. In the case of shares purchased on the open market with optional cash investments, stockholders will be in receipt of a dividend to the extent of any brokerage commissions paid by the Corporation which are attributable to the purchase of the participant's shares. The basis of such shares will be equal to their purchase price plus allocable brokerage commissions.

         Additional Information. In the case of corporate shareholders, dividends will be eligible for the dividends-received deduction available under the Internal Revenue Code. The holding period for shares will begin the day after the date the shares are acquired. In the case of Canadian shareholders whose dividends are subject to U.S. Federal Income Tax withholding, BNY will reinvest dividends, less the amount of tax required to be withheld. Canadian participants should seek advice as to Canadian tax treatment from their own tax advisors.

         A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account under the Plan, either upon a request for such certificates or upon withdrawal from or termination of the Plan. However, a participant who receives, upon withdrawal from or termination of the Plan, a cash payment for the sale of Plan shares held for such participant's account or for a fractional share then held in the participant's account will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in such share or fractional share. Such gain or loss will be capital in character if such shares or fractional share are a capital asset in the hands of the participant. For further information as to tax consequences of participation in the Plan, participants should consult with their own tax advisors.

24. What are the responsibilities of the Corporation and BNY under the Plan?

         Neither the Corporation nor BNY, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon participant's death prior to receipt of written notice of such death, or the prices or times at which shares are purchased or sold for the participant's account or fluctuations in the market value of the Corporation's Common Stock.

         The participant should recognize that neither the Corporation nor BNY can provide any assurance of a profit or protection against loss on any shares purchased under the Plan.

         BNY and the Corporation provide no advice and make no recommendations with respect to any security. Any decision to purchase or sell must be made by each individual Plan participant based on his or her own research and judgment. Open market purchases and sales usually will be made through BNY Brokerage, Inc., a wholly-owned subsidiary of BNY.

25.      Who interprets and regulates the Plan?

         The Corporation reserves the right to interpret and regulate the Plan as may be necessary or desirable in connection with its operation.

26.      May the Plan be changed or terminated?

         The Corporation reserves the right to make changes in the Plan or to suspend or terminate the Plan at any time. Notice of such change, suspension or termination will be sent to all participants. The Corporation and BNY also reserve the right to terminate any Participant's participation in the Plan at any time.

                           DESCRIPTION OF COMMON STOCK

General

                The authorized capital stock of the Corporation consists of 240,000,000 shares of common stock, $2.50 par value (the "Common Stock") and 12,000,000 shares of preferred stock, $50.00 par value, of which 3,999,910 shares are classified as $4.10 Series A Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock"), 277,550 shares are classified as Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock"), and 2,400,000 shares are classified as Junior Participating Preferred Stock (the "Junior Preferred Stock"). As of October 3, 1996, there were issued and outstanding 116,173,300 shares of Common Stock, 3,999,910 shares of Series A Preferred Stock and 277,550 shares of Series B Preferred Stock. The shares of Junior Preferred Stock have been reserved for issuance in connection with the Corporation's Shareholder Rights Plan and no shares of the Junior Preferred Stock currently are outstanding. Additional series of Preferred Stock may be issued by resolution of the Board of Directors. Such shares of Preferred Stock may be issued with special voting and other rights which could hinder the completion of any proposed tender offer, merger or other attempt to gain control of the Corporation which is not approved by the Board of Directors.

                The following summary of the terms of the Corporation's Common Stock does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Maryland law and the Corporation's Articles of Incorporation, as amended (the "Charter").

                The Series A Preferred Stock and Series B Preferred Stock rank on a parity with each other and rank senior to the Junior Preferred Stock and the Common Stock as to dividends and upon liquidation.

                The Transfer Agent and Registrar for the Corporation's Common Stock, Series A Preferred Stock, Series B Preferred Stock and Junior Preferred Stock is The Bank of New York.

Voting Rights and Dividends

                Each holder of Common Stock is entitled to one vote for each share of Common Stock held. Cumulative voting for the election of directors is not provided for in the Charter or the by-laws. Under certain circumstances, holders of outstanding Series A Preferred Stock and Series B Preferred Stock, voting together, will have the right to elect two directors to the Corporation's Board of Directors. Subject to the prior rights of the Series A Preferred Stock, the Series B Preferred Stock and the Junior Preferred Stock and any other preferred stock which may be classified and issued, the holders of the Common Stock of the Corporation are entitled to receive, pro-rata, such dividends as may be declared by the Board of Directors out of funds legally available therefor, and are also entitled to share, pro-rata, in any other distribution to shareholders. The Corporation may not declare or pay any dividends or distributions (other than those payable in Common Stock or other securities junior to Preferred Stock) unless full cumulative dividends on the Preferred Stock including the Series A Preferred Stock and Series B Preferred have been paid. There are no redemption or sinking fund provisions applicable to the Common Stock. Payment of dividends by the Corporation is not subject to restrictions under the Maryland Insurance Code. However, payment of dividends to the Corporation by its insurance subsidiaries is subject to certain restrictions under Maryland and other state insurance laws. Such restrictions as well as other contractual restrictions may limit the amount of dividends that may be paid by the Corporation.

Rights upon Liquidation.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or providing for the payment of all liabilities and amounts distributable to holders of any preferred stock, the holders of Common Stock are entitled to share ratably in all the remaining assets.

Shareholder Rights Plan

         The Corporation has a shareholder rights plan (the "Shareholder Rights Plan") to deter coercive or unfair takeover tactics and to prevent a potential purchaser from gaining control of the Corporation without offering a fair price to all of the Corporation's shareholders. Under the Shareholder Rights Plan, each outstanding share of the Corporation's Common Stock has one preferred share purchase right (a "Right") expiring in October, 1997. Each Right entitles the registered holder to purchase 1/100 of a share of Junior Preferred Stock for $140. The Rights cannot be exercised unless certain events occur that might lead to a concentration in ownership of Common Stock. At that time, the Rights may be exercised for Common Stock having a value of twice the exercise price. Under certain conditions, the rights also become exercisable into shares of Common Stock of a purchaser having a value of twice the exercise price. The Corporation will generally be entitled to redeem the Rights, at $.05 per Right, any time before the tenth day after a 20% position in the Corporation is acquired. The Form 8-A setting forth a description of the Shareholder Rights Plan is an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein.

Special Statutory Requirements for Certain Transactions

         Business Combination Statute.

         The Maryland General Corporation Law establishes special requirements with respect to "business combinations" between Maryland corporations and "interested shareholders" unless exemptions are applicable. Among other things, the law prohibits for a period of five years a merger and other specified or similar transactions between a company and an interested shareholder and requires a super-majority vote for such transactions after the end of such five-year period.

         "Interested shareholders" are all persons owning beneficially, directly or indirectly, more than 10% of the outstanding voting stock of a Maryland corporation. "Business combinations" include any merger or similar transaction subject to a statutory vote and additional transactions involving transfers of assets or securities in specified amounts to interested shareholders or their affiliates. Unless an exemption is available, transactions of these types may not be consummated between a Maryland corporation and an interested shareholder or its affiliates for a period of five years after the date on which the shareholder first became an interested shareholder and thereafter may not be consummated unless recommended by the board of directors of the Maryland corporation and approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by all holders of outstanding shares of voting stock other than the interested shareholder. A business combination with an interested shareholder which is approved by the board of directors of a Maryland corporation at any time before an interested shareholder first becomes an interested shareholder is not subject to the special voting requirements. An amendment to a Maryland corporation's charter electing not to be subject to the foregoing requirements must be approved by the affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and 66-2/3% of the votes entitled to be cast by holders of outstanding shares of voting stock who are not interested shareholders. Any such amendment is not effective until 18 months after the vote of shareholders and does not apply to any business combination of a corporation with a shareholder who was an interested shareholder on the date of the shareholder vote. The Corporation has not adopted any such amendment to its Charter.

         Control Share Acquisition Statute.

         Maryland law imposes limitations on the voting rights in a "control share acquisition." The Maryland statute defines a "control share acquisition" at the 20%, 33-1/3% and 50% acquisition levels, and requires a two-thirds shareholder vote (excluding shares owned by the acquiring person and certain members of management) to accord voting rights to stock acquired in a control share acquisition. The statute also requires Maryland corporations to hold a special meeting at the request of an actual or proposed control share acquirer generally within 50 days after a request is made with the submission of an "acquiring person statement," but only if the acquiring person (a) posts a bond for the cost of the meeting and (b) submits a definitive financing agreement to the extent that financing is not provided by the acquiring person. In addition, unless the charter or by-laws provide otherwise, the statute gives the Maryland corporation, within certain time limitations, various redemption rights if there is a shareholder vote on the issue and the grant of voting rights is not approved, or if an "acquiring person statement" is not delivered to the target within 10 days following a control share acquisition. Moreover, unless the charter or by-laws provide otherwise, the statute provides that if, before a control share acquisition occurs, voting rights are accorded to control shares which results in the acquiring person having majority voting power, then minority shareholders have appraisal rights. An acquisition of shares may be exempted from the control share statute provided that a charter or by-law provision is adopted for such purpose prior to the control share acquisition. There are no such provisions in the charter or by-laws of the Corporation.

Insurance Acquisitions Disclosure and Control Act.

         Under the Maryland Insurance Code, unless certain filings are made with the State Insurance Commissioner, no person may acquire any voting security or security convertible into a voting security of an insurance holding company, such as the Corporation, which controls one or more Maryland insurance companies if, as a result of such acquisition, such person would "control" such insurance holding company. The acquisition may not proceed without prior approval of the State Insurance Commissioner unless, following the required provision of certain information to the Commissioner, the Commissioner has not disapproved the acquisition within 60 days. "Control" is presumed to exist if a person, directly or indirectly, owns or controls 10% or more of the voting securities of another person. This presumption may be rebutted by establishing by a preponderance of evidence that control does not exist in fact.

         Reference is made to the full text of the foregoing statutes for their entire terms, and the partial summary contained in this Prospectus is not intended to be complete.


                            VALIDITY OF COMMON STOCK

         The legal validity of the Common Stock offered hereby will be passed upon for the Corporation by J. Kendall Huber, Vice President and Deputy General Counsel for the Corporation. As of October 7, 1996, Mr. Huber beneficially owns less than 1% of the outstanding Common Stock of the Corporation.

                                     EXPERTS

         The consolidated financial statements of USF&G Corporation appearing or incorporated by reference in USF&G Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 1996 and 1995, the three and six-month periods ended June 30, 1996 and 1995, incorporated by reference in this Registration Statement, the independent auditors have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in USF&G's quarterly reports on Form 10-Q for the quarter ended March 31, 1996, and on Form 10-Q for quarter ended June 30, 1996, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

Any questions or correspondence concerning the Plan should be addressed to:




The Bank of New York
P.O. Box 1958
Newark, New Jersey   07101-9774
Tel. 800-524-4458



Available Information................         2
Incorporation of certain documents
by reference.........                         3
USF&G Corporation.............                3
Use of Proceeds....................           3
Description of the Plan
     Purpose.........................         4
     Advantages......................         4
     Disadvantages...................         4
     Administration..................         4
     Participation...................         5
     Purchases..........................      6
     Price.................................   6
     Optional Cash Investments.......         7
     Certificates for Shares.........         8
     Reports to Participants.........         8
     Dividends.......................         8
     Withdrawal from the Plan........         8
     Other Information...............         9

Description of Common
Stock....................................    11
Validity of Common Stock....                 14
Experts..............................        14


USF&G Corporation
100 Light Street
Baltimore, Maryland 21202

                                USF&G CORPORATION


                              Dividend Reinvestment
                                       and
                               Stock Purchase Plan





      Automatic reinvestment of all or a portion of dividends in shares of USF&G Corporation's Common Stock


      Option to invest additional cash up to $10,000 per quarterly dividend period.

      No brokerage commissions, fees or service charges on purchases of shares.

      Free custodial service and recordkeeping.













                                   PROSPECTUS

                             Dated: October 8, 1996



                                     II - 3


                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the offering of the Shares (all of which will be borne by USF&G Corporation).

SEC Registration Fee              ........................... $11,136
Blue Sky Fees and Expenses......................................5,000
Accounting Fees and Expenses      ..............................5,000
Legal Fees and Expenses  .......................................5,000
Miscellaneous   ................................................2,000
                TOTAL    .....................................$28,136


Item 15.  Indemnification of Directors and Officers.

         The Charter of the Registrant provides for indemnification and limitation of liability of directors and officers of the Registrant as follows:

                 The Corporation shall indemnify (a) it directors to the full extent provided by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

                 To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                The Maryland General Corporation Law provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith. A Maryland corporation may indemnify its officer to the same extent as its directors and to such further extent as is consistent with law.

Item 16.  Exhibits.

Exhibit Number           Exhibit


                   4 Description of Shareholder Rights Plan (incorporated by reference to Form 8-A, filed October 21, 1987).

                   5 Opinion and Consent of J. Kendall Huber, Vice President and Deputy General Counsel as to Legality.

                  15              Acknowledgment of Ernst & Young LLP

                23.1              Consent of Ernst & Young LLP

                23.2              Consent of Counsel (included in Exhibit 5).

                  24              Power of Attorney of the Board of Directors

                  28              Information from Reports Furnished to State
                                    Insurance Regulatory Authorities
                                    (incorporated by reference to Exhibit 28 to the Corporation's 1995 Annual Report on Form 10-K, File No. 1-8233).


Item 17.  Undertakings.

                (a)      The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                (b) The undersigned Registrant undertakes hereby that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on October 7, 1996.

                                                         USF&G CORPORATION


                    By: /s/ Norman P. Blake, Jr.
                            Norman P. Blake, Jr.
                        Chairman of the Board, President
                        and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



October 7, 1996                   By: /s/ Norman P. Blake, Jr.
                                          Norman P. Blake, Jr.
                                   Chairman of the Board, President
                                   and Chief Executive Officer
                                   (Principal Executive Officer)


October 7, 1996                   By: _/s/ Dan L. Hale
                                           Dan L. Hale
                                   Executive Vice President
                                   and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

Board of Directors:



         A majority of the Board of Directors (H. Furlong Baldwin, Michael J. Birck, Norman P. Blake, Jr., George L. Bunting, Jr., Robert E. Davis, Dale F. Frey, Robert E. Gregory, Jr., Robert J. Hurst, Wilbur G. Lewellen, Henry A. Rosenberg, Jr., Larry P. Scriggins, Anne M. Whittemore, and R. James Woolsey).


October 7, 1996                 By: /s/ Norman P. Blake, Jr.
                                        Norman P. Blake, Jr.
                     (for himself and as attorney-in- fact)

Exhibit 5

                                 October 7, 1996



USF&G Corporation
100 Light Street
Baltimore, Maryland 21202

                     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         I have acted as counsel to USF&G Corporation, a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") which is being filed by the Company under the Securities Act of 1933, as amended (the "Act") relating to 2,000,000 shares of Common Stock, par value $2.50 per share, of the Company (the "Shares") to be offered and sold from time to time following effectiveness of the Registration Statement pursuant to the terms of the Dividend Reinvestment and Stock Purchase Plan of the Company.

         I am familiar with the Company's charter and by-laws and with the Registration Statement, and I have examined and relied upon such corporate records of the Company and other documents and certificates as to factual matters as I have deemed necessary or appropriate for the purpose of rendering the opinion expressed herein.

         Based upon the foregoing, I am of the opinion and advise you that:

         1. The Shares have been duly authorized and are validly and legally issued and fully paid and non-assessable.

         2. The Shares to be sold have been duly authorized and, upon issuance pursuant to the terms of the Plan, and payment of the consideration required thereunder, will have been validly and legally issued and will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus included therein.

                                Very truly yours,



                              /s/ J. Kendall Huber

Exhibit 15



                     Acknowledgment of Independent Auditors


       We are aware of the incorporation by reference in the Registration Statement on Form S-3 of USF&G Corporation for the registration of 2,000,000 shares of its common stock of our reports dated May 12, 1996 and August 9, 1996, relating to the unaudited condensed consolidated interim financial statements of USF&G Corporation which are included in its Forms 10-Q for the quarters ended March 31, 1996 and June 30, 1996, respectively.

       Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.






/s/ Ernst & Young, LLP
Baltimore, Maryland
October 7, 1996

Exhibit 23.1


                         Consent of Independent Auditors

       We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of USF&G Corporation for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 1996, with respect to the consolidated financial statements of USF&G Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.





/s/ Ernst & Young, LLP
Baltimore, Maryland
October 7, 1996

Exhibit 24


                                POWER OF ATTORNEY

                The undersigned Officers and Directors of USF&G Corporation, a Maryland corporation (the "Corporation"), hereby constitute and appoint Norman
P. Blake, Jr., Dan L. Hale and John A. MacColl of Baltimore City, Maryland, and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, Registration Statement on Form S-3 relating to 2,000,000 shares of Common Stock issued pursuant to the provisions of the Dividend Reinvestment and Stock Purchase Plan (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on October 7, 1996.

           Signature                                   Title

                                            Director, Chairman of the
                                            Board, President and Chief

/s/ Norman P. Blake, Jr.                    Executive Officer
Norman P. Blake, Jr.

                                            Executive Vice President,
                                            Chief Financial Officer and
/s/ Dan L. Hale                             Principal Accounting Officer
Dan L. Hale



/s/ H. Furlong Baldwin                      Director
H. Furlong Baldwin


/s/ Michael J. Birck                        Director
Michael J. Birck


/s/ George L. Bunting, Jr.                  Director
George L. Bunting, Jr.


/s/ Robert E. Davis                         Director
Robert E. Davis

           Signature                                   Title



/s/ Dale F. Frey                            Director
Dale F. Frey


/s/ Robert E. Gregory, Jr.                  Director
Robert E. Gregory, Jr.


/s/ Robert J. Hurst                         Director
Robert J. Hurst


/s/ Wilbur G. Lewellen                      Director
Wilbur G. Lewellen


/s/ Henry A. Rosenberg, Jr.                 Director
Henry A. Rosenberg, Jr.


/s/ Larry P. Scriggins                      Director
Larry P. Scriggins


/s/ Anne Marie Whittemore                   Director
Anne Marie Whittemore


/s/ R. James Woolsey                        Director
R. James Woolsey